UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 12, 2010

TRUMP ENTERTAINMENT RESORTS, INC. TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware Delaware Delaware
(State or Other Jurisdiction of Incorporation)

1-13794 33-90786 33-90786-01	13-3818402 13-3818407 13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03                      BANKRUPTCY OR RECEIVERSHIP

As previously disclosed, on February 17, 2009, Trump Entertainment Resorts, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Jersey in Camden, New Jersey (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  In addition, as previously disclosed, the Debtors withdrew their joint chapter 11 plan of reorganization, as filed with the Bankruptcy Court on August 3, 2009, and thereafter amended (the “Original Debtors’ Plan”) and the Disclosure Statement relating thereto (the “Original Debtors’ Disclosure Statement”) and endorsed and became co-proponents of the plan of reorganization proposed by the Ad Hoc Committee (the “Ad Hoc Committee”) of certain holders of the Debtors’ 8.5% Senior Secured Notes due 2015 (the “Second Lien Notes”) filed on August 11, 2009, and thereafter amended (the “AHC Plan”) and the Disclosure Statement relating thereto (the “AHC Disclosure Statement”).  On December 24, 2009, the Debtors and the Ad Hoc Committee filed with the Bankruptcy Court a revised AHC Plan and revised AHC Disclosure Statement (as thereafter amended on January 5, 2010, the “AHC/Debtor Plan” and “AHC/Debtor Disclosure Statement”, respectively), reflecting the Debtors’ support of and co-proponent role with respect to such Plan.

On March 2, 2010, the Debtors and certain holders of the Second Lien Notes entered into a commitment letter providing for a $45 million secured debtor in possession notes facility.  On March 16, 2010, the parties entered into an amended and restated commitment letter providing initially a $24 million secured debtor in possession notes facility and up to an additional $21 million secured debtor in possession notes facility subject to certain regulatory approvals (collectively, the “DIP Facility”).  The borrowings under the DIP Facility would accrue interest on the outstanding principal amount thereof at a rate per annum equal to 10% payable on the earlier of the termination date or the date on which an event of default occurs.  The maturity date of the DIP Facility would be the earliest of (a) six months from the closing date (or five months after the closing date if the backstop agreement with the Backstop Parties is not amended to extend the termination provisions thereunder), (b) the effective date of the AHC/Debtor Plan, (c) the date of confirmation of a plan of reorganization other than the AHC/Debtor Plan and (d) the acceleration of the loans and termination of the commitments.  The borrowers would be subject to certain affirmative covenants, as well as negative covenants.  There are no financing or commitment fees required under the DIP Facility.

Also, on March 2, 2010, the Debtors filed a motion for entry of an order authorizing the incurrence of postpetition indebtedness with priority over administrative expenses and secured by liens on property of the estates pursuant to, and approving, the DIP Facility.  On March 16, 2010, the Debtors filed a notice of filing with respect to the amended and restated commitment letter and related documents.  The Bankruptcy Court has stated that the DIP Facility will be approved upon submission of an agreed upon form of order, which should be filed with the Bankruptcy Court shortly.

On April 12, 2010, the Bankruptcy Court entered an opinion on confirmation (the “Opinion”) stating that the AHC/Debtor Plan will be confirmed provided certain modifications are made and the DIP Facility is approved.  The Debtors and the Ad Hoc Committee have agreed to make the modifications.  Debtors will shortly be filing a revised plan with the Bankruptcy Court, which will also be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.  A copy of the press release announcing the Opinion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The following is a summary of the matters to occur pursuant to the AHC/Debtor Plan.  This summary only highlights certain of the substantive provisions of the AHC/Debtor Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the AHC/Debtor Plan.

The key terms of the AHC/Debtor Plan are as follows:

•
a capital contribution of $225 million in new equity capital (in exchange for 70% of the new common stock in the Reorganized Company) in the form of a rights offering to holders of the Second Lien Notes and general unsecured claims backstopped by members of the Ad Hoc Committee (the “Backstop Parties”) (who will receive 20% of the new common stock in the Reorganized Company as a backstop fee in consideration for their agreement to provide such backstop);

•	$125 million repayment of the first lien loan and reinstatement of the balance of the loan on modified terms;

•
5% of the new common stock in the Reorganized Company and warrants to purchase up to an additional 5% of such new common stock will be issued to Donald J. Trump (“Mr. Trump”) or his affiliates, which warrants will be exercisable for five years commencing on the effective date of the AHC/Debtor Plan at a price per share equivalent to the $1.25 billion principal amount of the Second Lien Notes plus all interest accrued thereon as of the petition date divided by the total number of shares of new common stock to be outstanding on the effective date;

•	a pro rata distribution of 5% of the new common stock in the Reorganized Company to holders of Second Lien Notes and general unsecured claims; and

•	no recovery for current stockholders or any other holder of old equity.

The common stock (except for common stock issued pursuant to the rights offering or issued to, or purchased by, the Backstop Parties in accordance with the terms of that certain Amended and Restated Noteholder Backstop Agreement, dated as of December 11, 2009, by and among the Company and the signatories thereto (as thereafter amended by that certain Amendment No. 1 dated as of March 26, 2010, the “Backstop Agreement”)) is exempt from registration under the Securities Act of 1933 (the “Securities Act”), as amended, pursuant to Section 1145 of the Bankruptcy Code.  The common stock issued pursuant to the rights offering is exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code or to the extent the exemption in Section 1145 of the Bankruptcy Code is not available, Section 4(2) of the Securities Act or Regulation D promulgated thereunder.  The common stock issued to, or purchased by, the Backstop Parties in accordance with the terms of the Backstop Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

Although the Bankruptcy Court entered the Opinion, a confirmation order has not yet been entered by the Bankruptcy Court.  The AHC/Debtor Plan will not be effective upon entry of such order.  The AHC/Debtor Plan provides that it will become effective upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the (i) occurrence of all actions, documents and agreements necessary to implement the AHC/Debtor Plan, (ii) Debtors receipt of the funding under the rights offering and/or the Backstop Agreement, (iii) receipt of all necessary regulatory approvals, including approval of the New Jersey Casino Control Commission, and (iv) distribution of the new common stock distributable pursuant to the rights offering and the Backstop Agreement and payment of the reasonable fees and expenses provided for in the AHC/Debtors Plan or pursuant to the Backstop Agreement.  The Company anticipates that the effective date of the AHC/Debtor Plan will occur by late 2010.

The AHC/Debtor Plan provides that administrative expense claims and priority claims will be paid in full.

Information regarding the assets and liabilities of the Debtors and the number of shares of the Reorganized Debtor issued and outstanding, the number reserved for future issuance in respect of claims and interests filed and allowed under the AHC/Debtor Plan and the aggregate total of such numbers is contained in the AHC/Debtor Disclosure Statement.

The following is a summary of the modifications that the Bankruptcy Court stated in the Opinion were necessary for the AHC/Debtor Plan to be confirmed.

•
The provision releasing Mr. Trump from that certain Guaranty, dated as of December 22, 2005, by Mr. Trump, as guarantor, in favor of U.S. Bank National Association, as indenture trustee, (the “Indenture Trustee”) on behalf and for the benefit of the holders of the Second Lien Notes, pursuant to which Mr. Trump personally provided a guarantee of up to $250,000,000 of the Second Lien Notes under certain terms and subject to certain conditions as specified therein, must be deleted from the AHC/Debtor Plan.

•
The provision releasing the holders of Second Lien Notes from liability for any alleged violations of that certain Amended and Restated Intercreditor Agreement, dated December 21, 2007, between the first lien lenders and the holders of Second Lien Notes, must be deleted from the AHC/Debtor Plan.

•	The provision offering the Backstop Parties indemnification must be clarified and limited in accordance with the Opinion.

•
The Ad Hoc Committee, the Backstop Parties and the Indenture Trustee must apply under section 503(b) of the Bankruptcy Code for reimbursement of fees and expenses as substantial contributors to the case.

•
The new term loan provided for under the AHC/Debtor Plan must be modified to afford the holders of the first lien lenders a 12% rate of interest, and a premium pursuant to section 1111(b) of the Bankruptcy Code.

•	The AHC/Debtor Plan is confirmable subject to approval of the DIP Facility.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 3.03                      MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.  Information concerning the Backstop Parties and the amount of the new common stock of the Company to be owned by them is included in the AHC/Debtor Disclosure Statement which was filed as an exhibit to the Company’s Current Report on Form 8-K dated December 24, 2009, and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated April 12, 2010, issued by Trump Entertainment Resorts, Inc.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by the Debtors may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrants’ current views with respect to current events and financial performance. The words “possible,” “propose,” “might”, “could,” “would,” “projects,” “plan,” forecasts,” “anticipates,” “expect,” “intend,” “believe,” seek,” or “may,” the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements include statements other than historical information or statements of current condition, but instead represent only the Registrants’ belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrants’ control. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrants’ reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Important factors that could cause actual results to differ from those contemplated by forward-looking statements include, but are not limited to, the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Debtors to consummate the AHC/Debtor Plan or any other plan of reorganization with respect to the chapter 11 cases, the terms of the restructuring or reorganization plan ultimately implemented, the timing thereof, the related costs and expenses, and the ability of the Registrants to maintain normal relationships with its vendors, service providers and customers. The Registrants disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors’ various prepetition liabilities, common stock and/or other equity securities.

Pursuant to the requirements of the Exchange Act, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Robert M. Pickus
Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Robert M. Pickus
Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Robert M. Pickus
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 12, 2010, issued by Trump Entertainment Resorts, Inc.